UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 28, 2015

SUNOCO LP
(Exact name of Registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 East Airtex Drive
Houston, Texas 77073

(Address of principal executive offices)

(832) 234-3600

(Registrant’s telephone number, including area code)

N.A.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)(b). As previously reported, Mr. Richard D. Brannon, a director on the Board of Directors of Sunoco GP LLC (the “General Partner”), the general partner of Sunoco LP (the “Partnership”), tendered his resignation from the Board of Directors of the General Partner (the “Board”) on January 20, 2015. Mr. Brannon had been a member of the audit committee of the Board. As a result of Mr. Brannon’s resignation, the Partnership was not in compliance with the requirement of Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual that audit committees be comprised of at least three independent directors. On January 28, 2015, the Partnership notified the NYSE with respect to this deficiency and on January 29, 2015, the Partnership received an official notice from the NYSE with respect to this deficiency.

On January 30, 2015, William P. Williams was appointed to the Board as a director and as a member of the audit committee of the Board to replace Mr. Bannon, and to comply with the requirement of Section 303A.07(a) of the NYSE Listed Company Manual. Mr. Williams currently serves on the Board of Directors of LE GP, LLC, the general partner of Energy Transfer Equity, L.P., our affiliate. The Partnership is now in compliance with the requirement of Section 303A.07(a) of the NYSE Listed Company Manual.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2015, Mr. Williams was appointed to the Board by the sole member of the General Partner pursuant to the provisions of the Amended and Restated Limited Liability Company Agreement of the General Partner, as amended. Mr. Williams joins the Board as an independent director and has been added as a member of the Board’s audit committee.

Mr. Williams’ compensation for his services on the Board will consist of an annual retainer of $60,000 and an annual grant of phantom units under the Partnership’s Long-Term Incentive Plan. There have not been any transactions since the beginning of the Partnership’s last fiscal year, nor are there any proposed transactions, in which the Partnership was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Williams had or will have a direct or indirect material interest.

There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Williams was appointed as a director of the General Partner.

Item 7.01      Regulation FD Disclosure.

On February 2, 2015, the Partnership issued a press release announcing a quarterly distribution for the fourth quarter of 2014. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing by the Partnership under the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Sunoco LP News Release dated February 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	Sunoco GP LLC,
its general partner

By:

Date: February 2, 2015
/s/ Mary E. Sullivan
Mary E. Sullivan
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Sunoco LP News Release dated February 2, 2015.